SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported: September 12, 2007

ETERNAL TECHNOLOGIES GROUP, INC. (Exact name of Registrant as specified in its charter)
0-27929 (Commission file number)
Nevada (State or other jurisdiction of incorporation)	62-1655508 (I.R.S. Employer Identification Number)
Sect. D, 5/F, Block A. Innotech Tower, 235 Nanjing Rd. Heping District, Tianjin 300052 (Address of principal executive offices) (Zip code)
011-86-22-2721-7020 (Registrant’s telephone number, including area code)
__________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below).

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) uner the Exchange Act (17 CFR 240.14d-2(b)).

Item 2.01  Completion of Acquisition or Disposition of Assets

On August 16, 2007, the Company reported the acquisition of a 30% interest in Maoming Huatong Orchard Trading Co., Ltd., (“Maoming”) a lychee farm and Hainan Fuitian Green Agriculture Co. Ltd. (“Hainan”) a mango farm. The purchase price for Hainan was $2,464,000 in cash and the issuance of 2,937,780 shares of common stock . The purchase price for Maoming was $2,349,333 in cash and the issuance of 2,810,370 shares of common stock.

These transactions have subsequently been renegotiated. The purchase price for Hainan has been reduced from $2,464,000 in cash to $440,000 in cash, a reduction of $2,024,000 in cash and the shares issuable have been reduced from 2,937,780 to 2,333,333, a reduction of 604,4447 shares. The purchase price of Maoming has been reduced from $2,349,333 in cash to $480,000 in cash, a reduction of $1,869,333 in cash and the shares issuable have been reduced from 2,810,370 to 2,644,444, a reduction of 165,926 shares. The effective date for the Hainan acquisition was September 1, 2007 and the effective date for the Maoming acquisition will be October 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETERNAL TECHNOLOGIES GROUP, INC.

Date: September 12, 2007	By:	/s/ Jiansheng Wei
Jiansheng Wei
President and Chief Executive Officer